RESIGNATION AGREEMENT AND GENERAL RELEASE

     This Resignation Agreement and General Release ("Agreement") is entered into between Heska Corporation ("EMPLOYER") and James H. Fuller ("EMPLOYEE"). EMPLOYER and EMPLOYEE may be referred to in this Agreement together as the "Parties," or individually as a "Party." For purposes of this Agreement, EMPLOYER includes any company related to EMPLOYER, in the past or present; the past and present officers, directors, employees, shareholders, investors, attorneys, agents and representatives of the EMPLOYER; any present or past employee benefit plan sponsored by EMPLOYER and/or the officers, directors, trustees, administrators, employees, attorneys, agents and representatives of such plan; and any person who acted on behalf of EMPLOYER or on instruction from EMPLOYER (collectively referred to as the "RELEASEES").

     In exchange for the releases and other agreements specified in this Agreement, the Parties agree as follows:

   A. EMPLOYEE'S RESIGNATION. EMPLOYEE will resign as an employee of EMPLOYER effective June 30, 2002 (the "Resignation Date"). EMPLOYEE will not apply for or otherwise seek or accept future employment or reinstatement with EMPLOYER. Even though EMPLOYER will pay EMPLOYEE to settle and release any claims, EMPLOYER does not admit that it is legally obligated to EMPLOYEE and EMPLOYER denies that it is responsible or legally obligated for any claims or that it has engaged in any improper conduct or wrongdoing against EMPLOYEE.

   B. EMPLOYEE'S CONTINUING OBLIGATION TO PRESERVE EMPLOYER'S CONFIDENTIAL INFORMATION. EMPLOYEE acknowledges that he has entered into a Non-Disclosure Agreement with EMPLOYER (the "Confidentiality Agreement") and that by reason of his position with EMPLOYER he has been given access to confidential information with respect to the business affairs of EMPLOYER. [Examples include any trade secrets, manufacturing plans, new product information, customer lists, etc.] EMPLOYEE represents that he has held all such information confidential and will continue to do so in accordance with his obligations under the Confidentiality Agreement and will not engage in any conduct or activity reasonably related to his employment with the EMPLOYER which is likely to have an adverse effect on the operations of the EMPLOYER. EMPLOYEE further agrees that he will not disclose, or cause to be disclosed in any way, any confidential information or documents obtained as a result of or in connection with his employment with EMPLOYER to any third person, without the express, written consent of EMPLOYER, unless required to do so by subpoena or court order in which case EMPLOYEE shall notify EMPLOYER in writing within three (3) days of receiving such subpoena or other court order.

   C. SETTLEMENT CONSIDERATION FOR EMPLOYEE. EMPLOYER has paid EMPLOYEE all employment compensation and has provided EMPLOYEE with all benefits to which EMPLOYEE is entitled through and including the effective date of this Agreement. EMPLOYER will make the following additional payments to EMPLOYEE and will provide EMPLOYEE with the benefits and consideration set forth herein in exchange for EMPLOYEE'S release of EMPLOYER and in settlement of any claim or claims EMPLOYEE may have against EMPLOYER.

        1. SETTLEMENT PAYMENT. As consideration for EMPLOYEE'S release of all claims against EMPLOYER, EMPLOYER will pay EMPLOYEE twelve months base salary at the rate in effect immediately prior to the Resignation Date in twelve equal monthly installments (subject to all applicable taxes and other deductions), with the first such installment due 30 days after the Resignation Date and with the following eleven installments due no later than monthly thereafter on EMPLOYER'S then regular payroll dates. Payment will be in the form of an EMPLOYER'S check to EMPLOYEE mailed to him at his residence address.

        2. MEDICAL AND DENTAL PAYMENTS. Provided that EMPLOYEE timely elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), EMPLOYER shall pay, on his behalf, the portion of premiums of EMPLOYEE'S group health insurance, including coverage for EMPLOYEE'S eligible dependents, that EMPLOYER paid prior to EMPLOYEE'S termination of employment with Heska. EMPLOYER will pay such premiums for EMPLOYEE'S eligible dependents only for coverage for which those dependents were enrolled immediately prior to EMPLOYEE'S termination of employment. EMPLOYEE will continue to be required to pay that portion of the premium of his health coverage, including coverage for his eligible dependents, that he was required to pay as an active employee immediately prior to his termination of employment. EMPLOYEE is eligible for twelve (12) months of such premium payments beginning July 1, 2002 through July 31, 2003. For the balance of the period that EMPLOYEE is entitled to coverage under COBRA, EMPLOYEE shall be entitled to maintain coverage for himself and his eligible dependents at his own expense.

        3. CAREER TRANSITION. EMPLOYER will provide a check for $2,000.00 payable to EMPLOYEE after the Resignation Date that may be used for professional career transition purposes.

        4. VESTING/EXPIRATION OF STOCK OPTIONS/RESTRICTED STOCK. The vesting schedule for stock options currently vested and exercisable as of the Resignation Date will remain unchanged and no options will continue to vest following the Resignation Date. However, effective as of the Resignation Date, EMPLOYEE shall be entitled to acceleration of an additional one year's vesting from the Resignation Date. As of the Resignation Date, EMPLOYEE is entitled to a total of 218,750 options, which includes the additional one year's vesting as stated in the previous sentence. The exercise price for such options has previously been determined on the date of their grant. In addition, the exercise period following the Resignation Date in which such vested options must be exercised will be extended from three months to twelve months. EMPLOYEE understands that if he exercises such vested options after the 90th day following his Resignation Date, any option that was originally intended to qualify as an ISO, or incentive stock option, will be converted to an NSO, or nonstatutory stock option.

            The vesting schedule for EMPLOYEE'S restricted stock which is vested as of the Resignation Date will remain unchanged and no shares will continue to vest following the Resignation Date. However, effective as of the Resignation Date, EMPLOYER agrees to waive its repurchase right and permit the acceleration of an additional one year's vesting of such restricted shares. As of the Resignation Date, EMPLOYEE is entitled to a total of 145,860 shares of restricted stock, which includes the additional one year's vesting as stated in the previous sentence. The value of the one year's worth of accelerated shares will be set as of the closing price of the EMPLOYER's common stock on June 28, 2002. EMPLOYEE will be solely liable for any tax liability assessed in connection with the accelerated shares. EMPLOYER also hereby notifies EMPLOYEE of its intention to repurchase from EMPLOYEE all unvested restricted shares at a price of $0.001 per share which shall be paid to EMPLOYEE prior to the 120th day following the Resignation Date. Other than as specifically set forth herein, all other terms of EMPLOYER'S 1997 Stock Incentive Plan and the individual stock agreements entered into between EMPLOYEE and EMPLOYER (collectively the "Stock Agreements") shall apply to such stock options and restricted stock.

        5. EMPLOYMENT AGREEMENT. EMPLOYEE acknowledges that this Agreement supercedes and replaces EMPLOYER'S obligations to pay severance pursuant to the Employment Agreement dated January 18, 1999 entered into between the parties.

               (a) Such payment as set forth herein shall be treated by EMPLOYER as income to EMPLOYEE from which ordinary federal and state withholding and taxes shall be deducted. Furthermore, notwithstanding the Mutual Release as set forth in Section E, EMPLOYEE will indemnify and hold EMPLOYER harmless from any costs, liability or expense, including reasonable attorney's fees, arising from the taxation, if any of any amounts received by EMPLOYEE pursuant to this Agreement, including but not limited to any penalties, administrative expenses, or any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding, or other tax treatment or any of the consideration, stock and stock options received by EMPLOYEE as a result of this Agreement. EMPLOYEE represents that he has sought independent advice on the possible tax treatment of the consideration paid pursuant to this Agreement and is not relying on any representations by EMPLOYER as to any potential tax consequences or liabilities that may be owed by EMPLOYEE under this Agreement.

   D. RETURN OF COMPANY PROPERTY. EMPLOYEE agrees to return all EMPLOYER'S property to the designated Company representative no later than the exit interview on the effective date of this agreement. This property includes, but is not limited to, Company documents, materials, keys, credit cards, laptops, computer disks and badges.

   E.  MUTUAL RELEASE.

        1. GENERAL RELEASE. EMPLOYEE agrees that the consideration stated herein represents settlement in full of all outstanding obligations owed to EMPLOYEE by EMPLOYER. EMPLOYEE understands this Agreement is a knowing and voluntary waiver of claims by EMPLOYEE related to his employment with and separation from EMPLOYER. In exchange for the consideration set forth in this Agreement, and except for matter specifically provided in this Agreement, the parties, on behalf of themselves, their representatives, successors and assigns, release, and forever discharge each other from any and all claims, demands, damages, losses, obligations, rights and causes of action, whether known or unknown, including but not limited to, all claims, causes of action or administrative complaints that each now has or has ever had against each other relating in any way to EMPLOYEE'S employment with EMPLOYER. The parties agree not to bring any lawsuits against each other relating to the claims that each has released nor will either party allow any to be brought or continued on the party's behalf or in the party's name (the "RELEASED CLAIMS").

            The RELEASED CLAIMS include but are not limited to those which arise out of, relate to, or are based upon: (i) EMPLOYEE'S employment with EMPLOYER or the termination thereof, (ii) statements, acts or omissions by EMPLOYER whether in its individual or representative capacities, (iii) express or implied agreements between the Parties,
            (iv) any and all claims relating to or arising from EMPLOYEE'S right to purchase or actual purchase of shares of stock of EMPLOYER including without limitation any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law, provided however that EMPLOYER reserves its rights of indemnification as set forth in Section C5(a); and (v) all state and federal statutes, including but not limited to claims based on race, sex, disability, age, or any other characteristic of EMPLOYEE under the Americans with Disabilities Act, the Older Worker's Benefit Protection Act, the Fair Labor Standards Act, the Equal Pay Act, Title VII of the Civil Rights Act of 1964 (as amended), the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and 1871, the Family and Medical Leave Act, the National Labor Relations Act, the Occupational Safety and Health Act, the Rehabilitation Act, Executive Order 11246, the Colorado Labor Peace Act, the Colorado Wage Claim Act, the Employee's Retirement Income Security Act of 1974, the Rehabilitation Act of 1973, and/or the Worker Adjustment and Retraining Notification Act, and all federal and common law.
            The RELEASED CLAIMS include, but are not limited to, claims related to the negotiation and execution of this Agreement, including but not limited to claims that this Agreement was fraudulently induced. Notwithstanding the foregoing, EMPLOYER specifically reserves any cause of action that it may have against EMPLOYEE for any intentional or negligent acts of misconduct or fraud by EMPLOYEE.

        2. EMPLOYEE'S SPECIFIC ADEA RELEASE OF EMPLOYER. EMPLOYEE acknowledges and agrees that by entering into this Agreement he is waiving any and all rights that he may have arising from the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended, which have arisen on or before the date of execution of this Agreement. EMPLOYEE further expressly acknowledges and agrees that:

            a. EMPLOYEE is entering this Agreement voluntarily.

            b. EMPLOYEE understands and agrees that, by signing the Agreement, he is giving up any right to file legal proceedings against the EMPLOYER arising before the date of the Agreement. EMPLOYEE is not waiving (or giving up) rights or claims that may arise after the date the Agreement is executed.

            c. In return for this Agreement, EMPLOYEE will receive compensation due him as a result of this Resignation Agreement and General Release.

            d. EMPLOYEE is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement.

            e. EMPLOYEE understands that he has at least twenty-one (21) days from the day he received this Agreement, not counting the day upon which he received it, to consider whether he wishes to sign this Agreement. If he cannot make up his mind in that period of time, EMPLOYER may or may not allow more time. EMPLOYEE further acknowledges that if he signs this Agreement before the end of the twenty-one (21) day period, it will be his personal, voluntary decision to do so and he has not been pressured to make a decision sooner.

            f. Nothing in this Agreement prevents or precludes EMPLOYEE from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.

            g. RIGHT TO RESCIND.  EMPLOYEE further understands that he may rescind (that is, cancel) this Agreement for any reason within seven (7) calendar days after signing it. EMPLOYEE agrees that the rescission must be in writing and hand-delivered or mailed to EMPLOYER. If mailed, the rescission must be postmarked within the seven (7) day period, properly addressed to:

                    HESKA CORPORATION
                    ATTN:  MARK CICOTELLO
                    VP, HUMAN RESOURCES
                    1613 PROSPECT PARKWAY
                    FORT COLLINS, CO  80525

               and sent by certified mail, return receipt requested.

               EMPLOYEE understands that he will not receive any settlement payment under this Agreement if he revokes or rescinds it, and in any event, EMPLOYEE will not receive any settlement until after the seven (7) day revocation period has expired.

        3. UNKNOWN FACTS. This Agreement includes claims of every nature and kind, known or unknown, suspected or unsuspected. The parties hereby acknowledge that they may hereafter discover facts different from, or in addition to, those which they now know to be or believe to be true with respect to this Agreement, and they agree that this Agreement and the release contained herein shall be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.

        4. INDEMNIFICATION. Notwithstanding anything in this Agreement to the contrary, EMPLOYER acknowledges and agrees to fulfill any indemnification and defense obligations it may have to EMPLOYEE, by virtue of his status as an executive officer of EMPLOYER, for acts committed within the scope of his employment by EMPLOYER, to the same extent as its obligations to indemnify and defend EMPLOYER's other executive officers.

   F. CONFIDENTIALITY OF AGREEMENT. EMPLOYEE agrees to keep this Agreement confidential and will not communicate the terms of this Agreement, the facts or circumstances giving rise to this Agreement, or the fact that such Agreement exists, to any third party except, as necessary, his immediate family, accountants, legal or financial advisors or otherwise appropriate or necessary as required by law or court order.

   G. NO COOPERATION. EMPLOYEE agrees that he will not act in any manner that might damage the business of EMPLOYER. EMPLOYEE agrees that he will not encourage, counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the RELEASEES, unless under a subpoena or other court order to do so. EMPLOYEE shall inform EMPLOYER in writing within three (3) days of receiving any such subpoena or other court order.

   H. NON-DISPARAGMENTDISPARAGEMENT. The parties agree to refrain from any defamation, libel or slander of each other, and any tortuous interference with contracts, relationships, and prospective economic advantage.


   I. NO PENDING OR FUTURE LAWSUITS. The parties represent that they have no lawsuits, claims, or actions pending in their name, or on behalf of any other person or entity, against the other party or any other person or entity referred to herein. EMPLOYEE also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against EMPLOYER or any other person referred to herein. EMPLOYER represents that it does not intend to bring any claims on its own behalf or on behalf of any person or entity against EMPLOYEE, provided that EMPLOYER reserves any cause of action identified in Paragraph E(1)(iv) it may have against EMPLOYEE that it discovers after the effective date of this Agreement. Notwithstanding anything in this Agreement to the contrary, EMPLOYER agrees that any claims it may have against EMPLOYEE shall be barred after one year from the Effective Date.

   J. ENFORCEMENT. This Agreement does not release any claims for enforcement of the terms, conditions or warranties contained herein. The Parties shall be free to pursue any remedies available to them to enforce this Agreement subject to paragraphs L and M.

   K. SEVERABILITY. If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions of this Agreement, which shall be fully severable, and given full force and effect.

   L. GOVERNING LAW AND JURISDICTION. This Agreement shall be construed in accordance with the laws of Colorado, without regard to its conflicts of law provisions. The Parties both consent to personal jurisdiction in Colorado.

   M. ARBITRATION. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Colorado before the American Arbitration Association under its Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys' fees and costs. THE PARTIES HEREBY WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee's obligations under this Agreement and the agreements incorporated by reference.

   N. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding between EMPLOYER and EMPLOYEE concerning EMPLOYEE's employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning EMPLOYEE's relationship with EMPLOYER, with the exception of the Confidentiality Agreement, the EMPLOYER's Stock Plan, and any applicable stock option agreements between EMPLOYEE and EMPLOYER.

   O. NO REPRESENTATIONS. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.


   P. NO ORAL MODIFICATION. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties. No provision of this Agreement can be changed, altered, modified, or waived except by an executed writing by both Parties.

   Q. EFFECTIVE DATE. The effective date of this Agreement shall be the eighth day after EMPLOYEE signs and returns this Agreement to EMPLOYER so long as he does not exercise his right to rescind this Agreement as set forth in Section E(2)(g).

CAUTION; PLEASE READ ENTIRE DOCUMENT BEFORE SIGNING


SIGNED:

Heska Corporation

By: /s/ Robert B. Grieve                By: /s/ James H. Fuller
    ------------------------------          ------------------------------
Typed Name:  Robert B. Grieve           Typed Name:  James  H. Fuller
Title:  Chairman of the Board and CEO   Title:

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Date:   June 12, 2002                   Date:   June 12, 2002
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